EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2012 Stock Incentive Option Plan, of our report dated March 30, 2012, with respect to our audit of the financial statements of Bravo Enterprises Ltd. (formerly Organa Gardens International Inc.) included in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ L.L. Bradford & Company, LLC
Las Vegas, Nevada
December 7, 2012